Investor Relations Contact: David Humphrey
Title: Vice President – Investor Relations
Phone: 479-785-6200
Email: dhumphrey@arcb.com

ArcBest® Announces Fourth Quarter 2020 And Full Year 2020 Results

●	Fourth quarter 2020 revenue of $816.4 million, and net income of $23.9 million, or $0.89 per diluted share. On a non-GAAP[1] basis, fourth quarter 2020 net income of $26.0 million, or $0.97 per diluted share.
●	ArcBest non-GAAP operating income is the second-best since 2006.
●	Profit-sharing bonus to union-represented ABF Freight employees for the second year in a row.
●	As recently announced, share repurchase amount restored to $50 million.

FORT SMITH, Arkansas, February 2, 2021 — ArcBest® (Nasdaq: ARCB), a leader in supply chain logistics, today reported fourth quarter 2020 revenue of $816.4 million compared to fourth quarter 2019 revenue of $717.4 million.  ArcBest’s fourth quarter 2020 operating income was $30.3 million compared to an operating loss of $11.2 million the previous year, and net income of $23.9 million, or $0.89 per diluted share compared to a fourth quarter 2019 net loss of $5.5 million, or $0.22 per diluted share.  The 2019 fourth quarter results included a noncash impairment charge of $26.5 million (pre-tax), or $19.8 million (after-tax) and $0.75 per diluted share.

Excluding certain items in both periods as identified in the attached reconciliation tables, non-GAAP operating income was $37.5 million in fourth quarter 2020 compared to fourth quarter 2019 operating income of $20.2 million.  On a non-GAAP basis, net income was $26.0 million, or $0.97 per diluted share in fourth quarter 2020 compared to fourth quarter 2019 net income of $14.8 million, or $0.56 per diluted share.

“Year-over-year fourth quarter revenue growth of nearly 14 percent and non-GAAP operating income growth of nearly 86 percent reflects improvements in the demand for our integrated capacity solutions in this environment, and effective cost management,” said ArcBest chairman, president and CEO, Judy R. McReynolds.

ArcBest’s full year 2020 revenue totaled $2.9 billion compared to $3.0 billion in 2019.  Net income was $71.1 million, or $2.69 per diluted share, compared to net income of $40.0 million, or $1.51 per diluted share in 2019.  On a non-GAAP basis, ArcBest’s 2020 net income was $85.4 million, or $3.23 per diluted share, compared to net income of $76.3 million, or $2.88 per diluted share, in 2019.

ABF Freight will pay a profit-sharing bonus to union-represented employees. As provided for in the 2018 collective bargaining agreement, the bonus is the result of achieving a 95.3 percent ABF Freight operating ratio in 2020. “I’m proud of our ABF Freight team and I’m very pleased we are able to pay this bonus,” said McReynolds.

1.	U.S. Generally Accepted Accounting Principles

Fourth Quarter Results of Operations Comparisons

Asset-Based

Fourth Quarter 2020 Versus Fourth Quarter 2019

●	Revenue of $554.4 million compared to $513.3 million, a per-day increase of 8.0 percent.
●	Total tonnage per day increase of 7.8 percent, with a double-digit percentage increase in LTL-rated tonnage partially offset by a double-digit percentage decrease in TL-rated spot shipment tonnage moving in the Asset-Based network.
●	Total shipments per day increase of 2.8 percent. Total weight per shipment increase of 4.9 percent and an increase of 9.5 percent in LTL-rated weight per shipment positively impacted by fourth quarter freight mix changes.
●	Total billed revenue per hundredweight increased 0.4 percent and was negatively impacted by lower fuel surcharges and freight mix changes versus prior year. Revenue per hundredweight on traditional published LTL-rated business, excluding fuel surcharge and transactional LTL-rated shipments, improved by a percentage in the low-single digits.
●	Operating income of $27.9 million compared to operating income of $20.5 million. On a non-GAAP basis, operating income of $34.9 million compared to operating income of $25.4 million.

Fourth quarter revenue growth in ArcBest’s Asset-Based business was the result of improving trends in customer shipping patterns, including strength in the housing market, that contributed to shipment and tonnage growth versus the prior year period.  Continuing strategies to fill available empty capacity in the Asset-Based network, which contributed to the increase in the average size of shipments, resulted in improved average shipment revenue and greater profitability.  Shipment handling and freight movement metrics were also positive during the quarter and reflect the benefits of enhanced optimization and labor management tools previously implemented.  The marketplace pricing environment remains positive and rational in support of ArcBest’s efforts to secure needed price increases.

Asset-Light‡

Fourth Quarter 2020 Versus Fourth Quarter 2019

●	Revenue of $301.2 million compared to $237.0 million, a per-day increase of 27.1 percent.
●	Operating income of $5.5 million compared to an operating loss of $25.4 million that was impacted by a noncash impairment charge in fourth quarter 2019. On a non-GAAP basis, operating income of $5.5 million compared to operating income of $1.1 million.
●	Adjusted earnings before interest, taxes, depreciation and amortization (“Adjusted EBITDA”) of $8.3 million compared to Adjusted EBITDA of $4.0 million.

Fourth quarter revenue in the Asset-Light ArcBest segment increased significantly compared to the prior year period as improving customer demand, combined with higher market-driven rate levels, resulted in business growth and improved profitability.  Limited availability of logistics equipment and carrier resources in the marketplace positively impacted the demand for most all of the asset-light services offered by ArcBest.  As seen throughout the year, growth in the offering of managed transportation solutions positively contributed to fourth quarter revenue growth.  The tradeoffs of managing rising purchased transportation costs relative to the price increases secured from customers continues to pressure margins.  However, labor and other cost efficiencies, in part reflect the benefit of technologies, resulted in an increase in fourth quarter operating income.

At FleetNet, despite an increase in total revenue associated with improved revenue per event, a decline in total events contributed to lower operating income compared to the prior year period.

Full Year Results of Operations Comparisons

Asset-Based

Full Year 2020 Versus Full Year 2019

●	Revenue of $2.09 billion, compared to $2.14 billion, an average daily decrease of 3.0 percent.
●	Tonnage per day decrease of 0.4 percent.
●	Shipments per day decrease of 4.1 percent.
●	Total billed revenue per hundredweight decrease of 2.4 percent impacted by lower fuel surcharges and freight mix changes versus prior year. Revenue per hundredweight on traditional published LTL-rated business, excluding fuel surcharge and transactional LTL-rated shipments, improved by a percentage in the mid-single digits.
●	Operating income of $98.9 million compared to $102.1 million. On a non-GAAP basis, operating income of $121.3 million compared to $118.8 million.
●	Profit-sharing bonus to union-represented ABF Freight employees of $5.0 million, consistent with 2019.

Asset-Light‡

Full Year 2020 Versus Full Year 2019

●	Revenue of $984.2 million compared to $950.1 million, an average daily increase of 3.0 percent.
●	Operating income of $13.0 million compared to an operating loss of $15.4 million that was impacted by a noncash impairment charge in fourth quarter 2019. On a non-GAAP basis, operating income of $13.0 million compared to operating income of $11.2 million.
●	Adjusted EBITDA of $24.4 million compared to $23.8 million.

Capital Expenditures

In 2020, total net capital expenditures, including equipment financed, equaled $92 million.  Net capital expenditures in 2020 included $63 million of revenue equipment, the majority of which was for ArcBest’s Asset-Based operation.  Because of reductions announced in early second quarter 2020 associated with the effects of the global pandemic and shifts in the timing of some expenditures into 2021, net capital expenditures for 2020 were approximately 35 percent below the annual average during the previous three years.  Depreciation and amortization costs on property, plant and equipment were $114 million in 2020.

Quarterly Dividends and Share Repurchase Program

During 2020, ArcBest increased shareholder returns through payment of an eight cent per share quarterly dividend and purchase of ArcBest shares valued at approximately $6.6 million.  These actions to enhance shareholder returns are expected to continue in 2021.  As recently announced, ArcBest restored the authorized amount of its share repurchase program for future purchases of ArcBest common stock to $50 million.

Closing Comments

“The impact of the COVID-19 pandemic was unpredictable, and 2020 was a very challenging year for our customers and our employees,” McReynolds said. “Our execution during this unprecedented period is worth noting. As an essential business, our logistics solutions are aiding our customers and our society as we all navigate an uncertain event. I’m very proud of the way our employees are responding to customers’ needs for changes and continuing to strengthen our relationships while being flexible and adaptive.”

NOTE

‡ - The ArcBest and FleetNet reportable segments, combined, represent Asset-Light operations.

Conference Call

ArcBest will host a conference call with company executives to discuss the 2020 fourth quarter and full year 2020 results.  The call will be today, Tuesday, February 2, at 9:30 a.m. ET (8:30 a.m. CT). Interested parties are invited to listen by calling (800) 747-0365. Following the call, a recorded playback will be available through the end of the day on March 15, 2021. To listen to the playback, dial (800) 633-8284 or (402) 977-9140 (for international callers). The conference call ID for the playback is 21989590. The conference call and playback can also be accessed, through March 15, 2021, on ArcBest’s website at arcb.com.

About ArcBest

ArcBest® (Nasdaq: ARCB) is a leading logistics company with creative problem solvers who deliver innovative solutions for our customers’ supply chain needs.  We'll find a way to deliver knowledge, expertise and a can-do attitude with every shipment and supply chain solution, household move or vehicle repair.  At ArcBest, we’re More Than Logistics®. For more information, visit arcb.com.

The following is a “safe harbor” statement under the Private Securities Litigation Reform Act of 1995:  Certain statements and information in this press release concerning results for the three and twelve months ended December 31, 2020 may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Terms such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “forecast,” “foresee,” “intend,” “may,” “plan,” “predict,” “project,” “scheduled,” “should,” “would,” and similar expressions and the negatives of such terms are intended to identify forward-looking statements. These statements are based on management’s beliefs, assumptions, and expectations based on currently available information, are not guarantees of future performance, and involve certain risks and uncertainties (some of which are beyond our control). Although we believe that the expectations reflected in these forward-looking statements are reasonable as and when made, we cannot provide assurance that our expectations will prove to be correct. Actual outcomes and results could materially differ from what is expressed, implied, or forecasted in these statements due to a number of factors, including, but not limited to: a failure of our information systems, including disruptions or failures of services essential to our operations or upon which our information technology platforms rely, data breach, and/or cybersecurity incidents; the ability to maintain third-party information technology systems or licenses; widespread outbreak of an illness or any other communicable disease and the effects of pandemics, including the COVID-19 pandemic, or any other public health crisis; regulatory measures that may be implemented in response to widespread illness, including the COVID-19 pandemic; ineffectiveness of our business continuity plans to meet our operational needs in the event of adverse external events or conditions; untimely or ineffective development and implementation of, or failure to realize potential benefits associated with, new or enhanced technology or processes, including the pilot test program at ABF Freight, and any write-offs associated therewith; the loss or reduction of business from large customers; competitive initiatives and pricing pressures; general economic conditions and related shifts in market demand, including the impact of and uncertainties related to the COVID-19 pandemic, that impact the performance and needs of industries we serve and/or limit our customers’ access to adequate financial resources; the ability to manage our cost structure, and the timing and performance of growth initiatives; relationships with employees, including unions, and our ability to attract, retain, and develop employees; unfavorable terms of, or the inability to reach agreement on, future collective bargaining agreements or a workforce stoppage by our employees covered under ABF Freight’s collective bargaining agreement; our ability to secure independent owner operators and/or operational or regulatory issues related to our use of their services; availability and cost of reliable third-party services; availability of fuel, the effect of volatility in fuel prices and the associated changes in fuel surcharges on securing increases in base freight rates, and the inability to collect fuel surcharges; governmental regulations; environmental laws and regulations, including emissions-control regulations; union employee wages and benefits, including changes in required contributions to multiemployer plans; litigation or claims asserted against us; the loss of key employees or the inability to execute succession planning strategies; maintaining our intellectual property rights, brand, and corporate reputation; default on covenants of financing arrangements and the availability and terms of future financing arrangements; timing and amount of capital expenditures; self-insurance claims and insurance premium costs; increased prices for and decreased availability of new revenue equipment, decreases in value of used revenue equipment, and higher costs of equipment-related operating expenses such as maintenance, fuel, and related taxes; potential impairment of goodwill and intangible assets; the cost, integration, and performance of any recent or future acquisitions; seasonal fluctuations and adverse weather conditions; regulatory, economic, and other risks arising from our international business; acts of terrorism or war, or the impact of antiterrorism and safety measures; and other financial, operational, and legal risks and uncertainties detailed from time to time in ArcBest’s public filings with the Securities and Exchange Commission (“SEC”).

For additional information regarding known material factors that could cause our actual results to differ from our projected results, please see our filings with the SEC, including our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K.

Readers are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date hereof. We undertake no obligation to publicly update or revise any forward-looking statements after the date they are made, whether as a result of new information, future events, or otherwise.

Financial Data and Operating Statistics

The following tables show financial data and operating statistics on ArcBest® and its reportable segments.

ARCBEST CORPORATION

CONSOLIDATED STATEMENTS OF OPERATIONS

	Three Months Ended		Year Ended
	December 31		December 31
	2020	2019	2020	2019

	(Unaudited)
	($ thousands, except share and per share data)
REVENUES	$816,414	$717,418	$2,940,163	$2,988,310

OPERATING EXPENSES(1)	786,162	728,647	2,841,885	2,924,540

OPERATING INCOME (LOSS)	30,252	(11,229)	98,278	63,770

OTHER INCOME (COSTS)
Interest and dividend income	494	1,591	3,616	6,453
Interest and other related financing costs	(2,512)	(2,874)	(11,697)	(11,467)
Other, net	1,965	485	2,299	(7,285)
	(53)	(798)	(5,782)	(12,299)

INCOME (LOSS) BEFORE INCOME TAXES	30,199	(12,027)	92,496	51,471

INCOME TAX PROVISION (BENEFIT)	6,285	(6,478)	21,396	11,486

NET INCOME (LOSS)	$23,914	$(5,549)	$71,100	$39,985

EARNINGS PER COMMON SHARE
Basic	$0.94	$(0.22)	$2.80	$1.56
Diluted	$0.89	$(0.22)	$2.69	$1.51

AVERAGE COMMON SHARES OUTSTANDING
Basic	25,427,449	25,490,393	25,410,232	25,535,529
Diluted	26,734,287	25,490,393	26,422,523	26,450,055

CASH DIVIDENDS DECLARED PER COMMON SHARE	$0.08	$0.08	$0.32	$0.32

1)	The three months and year ended December 31, 2019 include a noncash impairment charge related to a portion of the goodwill, customer relationship, intangible assets, and revenue equipment associated with the acquisition of truckload brokerage and truckload dedicated businesses within the ArcBest segment.

ARCBEST CORPORATION

CONSOLIDATED BALANCE SHEETS

	December 31	December 31
	2020	2019
	(Unaudited)	Note
	($ thousands, except share data)
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$303,954	$201,909
Short-term investments	65,408	116,579
Accounts receivable, less allowances (2020 - $7,851; 2019 - $5,448)	320,870	282,579
Other accounts receivable, less allowances (2020 - $660; 2019 - $476)	14,343	18,774
Prepaid expenses	37,774	30,377
Prepaid and refundable income taxes	11,397	9,439
Other	4,422	4,745
TOTAL CURRENT ASSETS	758,168	664,402

PROPERTY, PLANT AND EQUIPMENT
Land and structures	342,178	342,122
Revenue equipment	916,760	896,020
Service, office, and other equipment	233,810	233,354
Software	163,193	151,068
Leasehold improvements	15,156	10,383
	1,671,097	1,632,947
Less allowances for depreciation and amortization	992,407	949,355
	678,690	683,592

GOODWILL	88,320	88,320
INTANGIBLE ASSETS, NET	54,981	58,832
OPERATING RIGHT-OF-USE ASSETS	115,195	68,470
DEFERRED INCOME TAXES	6,158	7,725
OTHER LONG-TERM ASSETS	77,496	79,866
	$1,779,008	$1,651,207

LIABILITIES AND STOCKHOLDERS’ EQUITY

CURRENT LIABILITIES
Accounts payable	$170,898	$134,374
Income taxes payable	316	12
Accrued expenses	246,746	232,321
Current portion of long-term debt	67,105	57,305
Current portion of operating lease liabilities	21,482	20,265
TOTAL CURRENT LIABILITIES	506,547	444,277

LONG-TERM DEBT, less current portion	217,119	266,214
OPERATING LEASE LIABILITIES, less current portion	97,839	52,277
POSTRETIREMENT LIABILITIES, less current portion	18,555	20,294
OTHER LONG-TERM LIABILITIES	37,948	38,892
DEFERRED INCOME TAXES	72,407	66,210

STOCKHOLDERS’ EQUITY
Common stock, $0.01 par value, authorized 70,000,000 shares; issued 2020: 29,045,309 shares; 2019: 28,810,902 shares	290	288
Additional paid-in capital	342,354	333,943
Retained earnings	595,932	533,187
Treasury stock, at cost, 2020: 3,656,938 shares; 2019: 3,404,639 shares	(111,173)	(104,578)
Accumulated other comprehensive income	1,190	203
TOTAL STOCKHOLDERS’ EQUITY	828,593	763,043
	$1,779,008	$1,651,207

Note:  The balance sheet at December 31, 2019 has been derived from the audited financial statements at that date but does not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements.

ARCBEST CORPORATION

CONSOLIDATED STATEMENTS OF CASH FLOWS

	Year Ended
	December 31
	2020	2019

	Unaudited
	($ thousands)
OPERATING ACTIVITIES
Net income	$71,100	$39,985
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	114,379	108,099
Amortization of intangibles	4,012	4,367
Pension settlement expense, including termination expense	89	8,505
Share-based compensation expense	10,478	9,523
Provision for losses on accounts receivable	2,058	1,223
Change in deferred income taxes	7,715	5,411
Asset impairment(1)	—	26,514
Gain on sale of property and equipment and lease termination	(2,376)	(5,247)
Changes in operating assets and liabilities:
Receivables	(35,860)	13,720
Prepaid expenses	(7,966)	(4,756)
Other assets	2,646	(1,365)
Income taxes	(1,712)	(8,720)
Operating right-of-use assets and lease liabilities, net	756	728
Accounts payable, accrued expenses, and other liabilities	40,670	(27,623)
NET CASH PROVIDED BY OPERATING ACTIVITIES	205,989	170,364

INVESTING ACTIVITIES
Purchases of property, plant and equipment, net of financings	(43,248)	(90,955)
Proceeds from sale of property and equipment	13,348	13,490
Purchases of short-term investments	(165,133)	(129,709)
Proceeds from sale of short-term investments	216,735	120,409
Capitalization of internally developed software	(14,241)	(11,476)
NET CASH PROVIDED BY (USED IN) INVESTING ACTIVITIES	7,461	(98,241)

FINANCING ACTIVITIES
Borrowings under credit facilities	180,000	—
Borrowings under accounts receivable securitization program	45,000	—
Proceeds from notes payable	—	20,410
Payments on long-term debt	(326,098)	(58,938)
Net change in book overdrafts	6,510	(2,722)
Deferred financing costs	—	(562)
Payment of common stock dividends	(8,157)	(8,187)
Purchases of treasury stock	(6,595)	(9,110)
Payments for tax withheld on share-based compensation	(2,065)	(1,291)
NET CASH USED IN FINANCING ACTIVITIES	(111,405)	(60,400)

NET INCREASE IN CASH AND CASH EQUIVALENTS	102,045	11,723
Cash and cash equivalents at beginning of period	201,909	190,186
CASH AND CASH EQUIVALENTS AT END OF PERIOD	$303,954	$201,909

NONCASH INVESTING ACTIVITIES
Equipment and other financings	$61,803	$70,372
Accruals for equipment received	$1,667	$234
Lease liabilities arising from obtaining right-of-use assets	$67,819	$32,761

1)	Noncash impairment charge recognized in the year ended December 31, 2019 relates to a portion of the goodwill, customer relationship intangible assets, and revenue equipment associated with the acquisition of truckload brokerage and truckload dedicated businesses within the ArcBest segment.

ARCBEST CORPORATION

FINANCIAL STATEMENT OPERATING SEGMENT DATA AND OPERATING RATIOS

	Three Months Ended				Year Ended
	December 31				December 31
	2020		2019		2020		2019

	Unaudited
	($ thousands, except percentages)
REVENUES
Asset-Based	$554,392		$513,331		$2,092,031		$2,144,679

ArcBest	245,579		184,257		779,115		738,392
FleetNet	55,625		52,781		205,049		211,738
Total Asset-Light	301,204		237,038		984,164		950,130

Other and eliminations	(39,182)		(32,951)		(136,032)		(106,499)
Total consolidated revenues	$816,414		$717,418		$2,940,163		$2,988,310

OPERATING EXPENSES
Asset-Based
Salaries, wages, and benefits	$275,476	49.7%	$274,966	53.6%	$1,095,694	52.4%	$1,148,761	53.6%
Fuel, supplies, and expenses	52,051	9.4	61,631	12.0	209,095	10.0	257,133	12.0
Operating taxes and licenses	12,581	2.2	12,732	2.5	49,300	2.4	50,209	2.3
Insurance	8,910	1.6	9,281	1.8	33,568	1.6	32,516	1.5
Communications and utilities	4,490	0.8	4,433	0.9	17,916	0.8	18,614	0.9
Depreciation and amortization	23,675	4.3	23,428	4.5	94,326	4.5	89,798	4.2
Rents and purchased transportation	78,795	14.2	54,245	10.6	250,159	12.0	221,479	10.3
Shared services	62,104	11.2	51,109	9.9	217,258	10.4	212,773	9.9
Gain on sale of property and equipment	(103)	—	(4,189)	(0.8)	(3,309)	(0.2)	(5,892)	(0.3)
Innovative technology costs(1)	6,937	1.3	4,539	0.9	22,458	1.1	13,739	0.6
Other	1,533	0.3	610	0.1	6,701	0.3	3,488	0.2
Total Asset-Based	526,449	95.0%	492,785	96.0%	1,993,166	95.3%	2,042,618	95.2%

ArcBest
Purchased transportation	206,532	84.1%	153,935	83.5%	649,933	83.4%	606,113	82.1%
Supplies and expenses	2,612	1.0	2,377	1.3	9,627	1.2	10,789	1.5
Depreciation and amortization(2)	2,382	1.0	2,531	1.4	9,714	1.3	11,344	1.5
Shared services	26,199	10.7	22,757	12.4	90,983	11.7	93,961	12.7
Other	2,924	1.2	2,636	1.4	9,203	1.2	9,860	1.3
Asset Impairment(3)	—	—	26,514	14.4	—	—	26,514	3.6
	240,649	98.0%	210,750	114.4%	769,460	98.8%	758,581	102.7%
FleetNet	55,067	99.0%	51,660	97.9%	201,682	98.4%	206,932	97.7%
Total Asset-Light	295,716		262,410		971,142		965,513

Other and eliminations	(36,003)		(26,548)		(122,423)		(83,591)
Total consolidated operating expenses	$786,162	96.3%	$728,647	101.6%	$2,841,885	96.7%	$2,924,540	97.9%

OPERATING INCOME (LOSS)
Asset-Based	$27,943		$20,546		$98,865		$102,061

ArcBest	4,930		(26,493)		9,655		(20,189)
FleetNet	558		1,121		3,367		4,806
Total Asset-Light	5,488		(25,372)		13,022		(15,383)

Other and eliminations(4)	(3,179)		(6,403)		(13,609)		(22,908)
Total consolidated operating income (loss)	$30,252		$(11,229)		$98,278		$63,770

1)	Represents costs associated with the freight handling pilot test program at ABF Freight.
2)	Depreciation and amortization consists primarily of amortization of intangibles, including customer relationships, and software associated with acquired businesses.
3)	Noncash impairment charge recognized in fourth quarter 2019 relates to a portion of the goodwill, customer relationship intangible assets, and revenue equipment associated with the acquisition of truckload brokerage and truckload dedicated businesses within the ArcBest segment.
4)	“Other and eliminations” includes corporate costs for certain unallocated shared service costs which are not attributable to any segment, additional investments to offer comprehensive transportation and logistics services across multiple operating segments, and other investments in ArcBest technology and innovations, including innovative technology costs.

ARCBEST CORPORATION

RECONCILIATIONS OF GAAP TO NON-GAAP FINANCIAL MEASURES

Non-GAAP Financial Measures

We report our financial results in accordance with generally accepted accounting principles (“GAAP”). However, management believes that certain non-GAAP performance measures and ratios utilized for internal analysis provide analysts, investors, and others the same information that we use internally for purposes of assessing our core operating performance and provides meaningful comparisons between current and prior period results, as well as important information regarding performance trends. The use of certain non-GAAP measures improves comparability in analyzing our performance because it removes the impact of items from operating results that, in management's opinion, do not reflect our core operating performance. Other companies may calculate non-GAAP measures differently; therefore, our calculation may not be comparable to similarly titled measures of other companies. Certain information discussed in the scheduled conference call could be considered non-GAAP measures. Non-GAAP financial measures should be viewed in addition to, and not as an alternative for, our reported results. These financial measures should not be construed as better measurements than operating income, operating cash flow, net income or earnings per share, as determined under GAAP.

	Three Months Ended		Year Ended
	December 31		December 31
	2020	2019	2020	2019

ArcBest Corporation - Consolidated	(Unaudited)
	($ thousands, except per share data)
Operating Income (Loss)
Amounts on GAAP basis	$30,252	$(11,229)	$98,278	$63,770
Innovative technology costs, pre-tax(1)	7,231	4,553	22,571	15,657
Asset impairment, pre-tax(2)	—	26,514	—	26,514
ELD conversion costs, pre-tax(3)	—	329	—	2,687
Nonunion pension termination costs, pre-tax(4)	—	—	—	350
Non-GAAP amounts	$37,483	$20,167	$120,849	$108,978

Net Income (Loss)
Amounts on GAAP basis	$23,914	$(5,549)	$71,100	$39,985
Innovative technology costs, after-tax (includes related financing costs)(1)	5,506	3,501	17,340	11,963
Asset impairment, after-tax(2)	—	19,836	—	19,836
ELD conversion costs, after-tax(3)	—	245	—	1,996
Nonunion pension termination costs, after-tax(4)	—	—	—	260
Nonunion pension expense, including settlement and termination expense, after-tax(5)	—	297	66	7,972
Life insurance proceeds and changes in cash surrender value	(2,058)	(979)	(2,316)	(3,692)
Tax expense (benefit) from vested RSUs(6)	(31)	17	510	481
Tax credits(7)	(1,285)	(2,526)	(1,285)	(2,526)
Non-GAAP amounts	$26,046	$14,842	$85,415	$76,275

Diluted Earnings Per Share(8)
Amounts on GAAP basis	$0.89	$(0.22)	$2.69	$1.51
Innovative technology costs, after-tax (includes related financing costs)(1)	0.21	0.13	0.66	0.45
Asset impairment, after-tax(2)	—	0.75	—	0.75
ELD conversion costs, after-tax(3)	—	0.01	—	0.08
Nonunion pension termination costs, after-tax(4)	—	—	—	0.01
Nonunion pension expense, including settlement and termination expense, after-tax(5)	—	0.01	—	0.30
Life insurance proceeds and changes in cash surrender value	(0.08)	(0.04)	(0.09)	(0.14)
Tax expense (benefit) from vested RSUs(6)	—	—	0.02	0.02
Tax credits(7)	(0.05)	(0.10)	(0.05)	(0.10)
Non-GAAP amounts(9)	$0.97	$0.56	$3.23	$2.88

Note: See “Notes to Non-GAAP Financial Tables” for the footnotes to this ArcBest Corporation – Consolidated non-GAAP table.

ARCBEST CORPORATION

RECONCILIATIONS OF GAAP TO NON-GAAP FINANCIAL MEASURES – Continued

Notes to Non-GAAP Financial Tables

The following footnotes apply to the non-GAAP financial tables presented in this press release.

1)	Represents costs associated with the freight handling pilot test program at ABF Freight.
2)	Noncash impairment charge recognized in fourth quarter 2019 relates to a portion of the goodwill, customer relationship intangible assets, and revenue equipment associated with the acquisition of truckload brokerage and truckload dedicated businesses within the ArcBest segment.
3)	The three months and year ended December 31, 2019 include impairment charges related to equipment replacement and other one-time costs incurred to comply with the electronic logging device (“ELD”) mandate which became effective in December 2019.
4)	The year ended December 31, 2019 includes a one-time consulting fee associated with the termination of the nonunion defined benefit pension plan.
5)	For the year ended December 31, 2020, represents pension settlement expense related to the Company’s supplemental benefit plan. For the three months and year ended December 31, 2019, nonunion pension expense is presented as a non-GAAP adjustment with pension settlement expense, because expenses related to the plan were excluded from the financial information management used to make operating decisions, as the nonunion defined benefit pension plan was amended to terminate the plan with a termination date of December 31, 2017. Termination of the nonunion defined benefit pension plan was completed in 2019. The year ended December 31, 2019 also includes a noncash pension termination expense related to an amount which was stranded in accumulated other comprehensive income until the pension benefit obligation was settled upon plan termination. The three months and year ended December 31, 2019 include pension settlement expense of $0.3 million after-tax, or $0.01 per diluted share, related to the Company’s supplemental benefit plan.
6)	The Company recognized the tax impact for the vesting of share-based compensation resulting in excess tax expense (benefit) during the three months and year ended December 31, 2020 and 2019.
7)	For the three months and year ended December 31, 2020, represents a research and development tax credit recognized in the tax provision during fourth quarter 2020 which relates to the year ended December 31, 2019. The three months and year ended December 31, 2019 include a $1.4 million research and development tax credit recognized in the tax provision during fourth quarter 2019 which relates to years prior to 2019, and include a $1.2 million alternative fuel tax credit related to the year ended December 31, 2018 which was recorded in fourth quarter 2019 due to the December 2019 retroactive reinstatement.
8)	For the year ended December 31, 2019, ArcBest used the two-class method for calculating earnings per share, which requires an allocation of dividends paid and a portion of undistributed net income (but not losses) to unvested restricted stock for calculating per share amounts. For fourth quarter 2019, ArcBest reported a net loss on a GAAP basis and reported net income on a non-GAAP basis. The average common shares outstanding used to calculate non-GAAP diluted earnings per share for fourth quarter 2019 were adjusted to include unvested restricted stock awards in the calculation of non-GAAP diluted earnings per share under the two-class method as follows:

Three Months Ended December 31, 2019
Average Common Shares Outstanding
Diluted shares on GAAP basis	25,490,393
Effect of unvested restricted stock awards	931,908
Non-GAAP diluted shares	26,422,301

9)	Non-GAAP EPS is calculated in total and may not sum due to rounding.
10)	Tax rate for total “Amounts on GAAP basis” represents the effective tax rate. The tax effects of non-GAAP adjustments are calculated based on the statutory rate applicable to each item based on tax jurisdiction, unless the nature of the item requires the tax effect to be estimated by applying a specific tax treatment.

ARCBEST CORPORATION

RECONCILIATIONS OF GAAP TO NON-GAAP FINANCIAL MEASURES – Continued

	Three Months Ended				Year Ended
	December 31				December 31
	2020		2019		2020		2019

Segment Operating Income Reconciliations	(Unaudited)
	($ thousands, except percentages)
Asset-Based Segment
Operating Income ($) and Operating Ratio (% of revenues)
Amounts on GAAP basis	$27,943	95.0%	$20,546	96.0%	$98,865	95.3%	$102,061	95.2%
Innovative technology costs, pre-tax(1)	6,937	(1.3)	4,539	(0.9)	22,458	(1.1)	13,739	(0.6)
ELD conversion costs, pre-tax(3)	—	—	329	(0.1)	—	—	2,687	(0.1)
Nonunion pension termination costs, pre-tax(4)	—	—	—	—	—	—	295	—
Non-GAAP amounts	$34,880	93.7%	$25,414	95.0%	$121,323	94.2%	$118,782	94.5%

Asset-Light

ArcBest Segment
Operating Income (Loss) ($) and Operating Ratio (% of revenues)
Amounts on GAAP basis	$4,930	98.0%	$(26,493)	114.4%	$9,655	98.8%	$(20,189)	102.7%
Asset impairment, pre-tax(2)	—	—	26,514	(14.4)	—	—	26,514	(3.6)
Nonunion pension termination costs, pre-tax(4)	—	—	—	—	—	—	23	—
Non-GAAP amounts	$4,930	98.0%	$21	100.0%	$9,655	98.8%	$6,348	99.1%

FleetNet Segment
Operating Income ($) and Operating Ratio (% of revenues)
Amounts on GAAP basis	$558	99.0%	$1,121	97.9%	$3,367	98.4%	$4,806	97.7%
Nonunion pension termination costs, pre-tax(4)	—	—	—	—	—	—	12	—
Non-GAAP amounts	$558	99.0%	$1,121	97.9%	$3,367	98.4%	$4,818	97.7%

Total Asset-Light
Operating Income (Loss) ($) and Operating Ratio (% of revenues)
Amounts on GAAP basis	$5,488	98.2%	$(25,372)	110.7%	$13,022	98.7%	$(15,383)	101.6%
Asset impairment, pre-tax(2)	—	—	26,514	(11.2)	—	—	26,514	(2.8)
Nonunion pension termination costs, pre-tax(4)	—	—	—	—	—	—	35	—
Non-GAAP amounts	$5,488	98.2%	$1,142	99.5%	$13,022	98.7%	$11,166	98.8%

Other and Eliminations
Operating Loss ($)
Amounts on GAAP basis	$(3,179)		$(6,403)		$(13,609)		$(22,908)
Innovative technology costs, pre-tax(1)	294		14		113		1,918
Nonunion pension termination costs, pre-tax(4)	—		—		—		20
Non-GAAP amounts	$(2,885)		$(6,389)		$(13,496)		$(20,970)

Note: See “Notes to Non-GAAP Financial Tables” for the footnotes to this ArcBest Corporation – Segment Operating Income Reconciliations non-GAAP table.

ARCBEST CORPORATION

RECONCILIATIONS OF GAAP TO NON-GAAP FINANCIAL MEASURES – Continued

Effective Tax Rate Reconciliation
ArcBest Corporation - Consolidated

(Unaudited)
($ thousands, except percentages)	Three Months Ended December 31, 2020
		Other	Income	Income
	Operating	Income	Before Income	Tax	Net
	Income	(Costs)	Taxes	Provision	Income	Tax Rate(10)
Amounts on GAAP basis	$30,252	$(53)	$30,199	$6,285	$23,914	20.8%
Innovative technology costs(1)	7,231	182	7,413	1,907	5,506	25.7
Life insurance proceeds and changes in cash surrender value	—	(2,058)	(2,058)	—	(2,058)	—
Tax benefit from vested RSUs(6)	—	—	—	31	(31)	—
Tax credits(7)	—	—	—	1,285	(1,285)	—
Non-GAAP amounts	$37,483	$(1,929)	$35,554	$9,508	$26,046	26.7%

	Year Ended December 31, 2020
		Other	Income Before	Income
	Operating	Income	Income	Tax	Net
	Income	(Costs)	Taxes	Provision	Income	Tax Rate(10)
Amounts on GAAP basis	$98,278	$(5,782)	$92,496	$21,396	$71,100	23.1%
Innovative technology costs(1)	22,571	779	23,350	6,010	17,340	25.7
Nonunion pension expense, including settlement(5)	—	89	89	23	66	25.8
Life insurance proceeds and changes in cash surrender value	—	(2,316)	(2,316)	—	(2,316)	—
Tax expense from vested RSUs(6)	—	—	—	(510)	510	—
Tax credits(7)			—	1,285	(1,285)	—
Non-GAAP amounts	$120,849	$(7,230)	$113,619	$28,204	$85,415	24.8%

	Three Months Ended December 31, 2019
	Operating	Other	Income (Loss)	Income	Net
	Income	Income	Before Income	Tax Provision	Income
	(Loss)	(Costs)	Taxes	(Benefit)	(Loss)	Tax Rate(10)
Amounts on GAAP basis	$(11,229)	$(798)	$(12,027)	$(6,478)	$(5,549)	(53.9)%
Innovative technology costs(1)	4,553	162	4,715	1,214	3,501	25.7
Asset impairment(2)	26,514	—	26,514	6,678	19,836	25.2
ELD conversion costs(3)	329	—	329	84	245	25.5
Nonunion pension expense, including settlement and termination expense(5)	—	399	399	102	297	25.6
Life insurance proceeds and changes in cash surrender value	—	(979)	(979)	—	(979)	—
Tax expense from vested RSUs(6)	—	—	—	(17)	17	—
Tax credits(7)	—	—	—	2,526	(2,526)	—
Non-GAAP amounts	$20,167	$(1,216)	$18,951	$4,109	$14,842	21.7%

	Year Ended December 31, 2019
		Other	Income Before	Income
	Operating	Income	Income	Tax	Net
	Income	(Costs)	Taxes	Provision	Income	Tax Rate(10)
Amounts on GAAP basis	$63,770	$(12,299)	$51,471	$11,486	$39,985	22.3%
Innovative technology costs(1)	15,657	453	16,110	4,147	11,963	25.7
Asset impairment, pre-tax(2)	26,514	—	26,514	6,678	19,836	25.2
ELD conversion costs(3)	2,687	—	2,687	691	1,996	25.7
Nonunion pension termination costs(4)	350	—	350	90	260	25.7
Nonunion pension expense, including settlement and termination expense(5)	—	9,358	9,358	1,386	7,972	14.8
Life insurance proceeds and changes in cash surrender value	—	(3,692)	(3,692)	—	(3,692)	—
Tax expense from vested RSUs(6)	—	—	—	(481)	481	—
Tax credits(7)	—	—	—	2,526	(2,526)	—
Non-GAAP amounts	$108,978	$(6,180)	$102,798	$26,523	$76,275	25.8%

Note: See “Notes to Non-GAAP Financial Tables” for the footnotes to this ArcBest Corporation – Effective Tax Rate Reconciliation non-GAAP table.

ARCBEST CORPORATION

RECONCILIATIONS OF GAAP TO NON-GAAP FINANCIAL MEASURES – Continued

Adjusted Earnings Before Interest, Taxes, Depreciation, and Amortization (Adjusted EBITDA)

Management uses Adjusted EBITDA as a key measure of performance and for business planning. The measure is particularly meaningful for analysis of operating performance, because it excludes amortization of acquired intangibles and software of the Asset-Light businesses, which are significant expenses resulting from strategic decisions rather than core daily operations. Additionally, Adjusted EBITDA is a primary component of the financial covenants contained in our credit agreement.

	Three Months Ended		Year Ended
	December 31		December 31
	2020	2019	2020	2019

	(Unaudited)
ArcBest Corporation - Consolidated Adjusted EBITDA	($ thousands)

Net Income (Loss)	$23,914	$(5,549)	$71,100	$39,985
Interest and other related financing costs	2,512	2,874	11,697	11,467
Income tax provision (benefit)	6,285	(6,478)	21,396	11,486
Depreciation and amortization	30,260	29,134	118,391	112,466
Amortization of share-based compensation	2,522	2,255	10,478	9,523
Amortization of net actuarial (gains) losses of benefit plans and pension settlement expense, including termination expense(1)	(148)	618	(500)	9,758
Asset impairment(2)	—	26,514	—	26,514
Consolidated Adjusted EBITDA	$65,345	$49,368	$232,562	$221,199

1)	The year ended December 31, 2020 includes pre-tax pension settlement expense of $0.1 million related to the Company’s supplemental benefit plan. The year ended December 31, 2019 includes pre-tax pension settlement expense of $4.2 million related to the Company’s nonunion defined benefit pension plan, for which plan termination was completed as of December 31, 2019,and a $4.0 million noncash pension termination expense related to an amount which was stranded in accumulated other comprehensive income until the pension benefit obligation was settled upon plan termination. The three months and year ended December 31, 2019 include pre-tax pension settlement expense of $0.4 million related to the Company’s supplemental benefit plan.
2)	Noncash impairment charge recognized in fourth quarter 2019 relates to a portion of the goodwill, customer relationship intangible assets, and revenue equipment associated with the acquisition of truckload brokerage and truckload dedicated businesses within the ArcBest segment.

	Three Months Ended		Year Ended
	December 31		December 31
	2020	2019	2020	2019

Asset-Light Adjusted EBITDA	(Unaudited)
	($ thousands)

ArcBest
Operating Income (Loss)	$4,930	$(26,493)	$9,655	$(20,189)
Depreciation and amortization(3)	2,382	2,531	9,714	11,344
Asset impairment(4)	—	26,514	—	26,514
Adjusted EBITDA	$7,312	$2,552	$19,369	$17,669

FleetNet
Operating Income	$558	$1,121	$3,367	$4,806
Depreciation and amortization(3)	418	359	1,622	1,341
Adjusted EBITDA	$976	$1,480	$4,989	$6,147

Total Asset-Light
Operating Income (Loss)	$5,488	$(25,372)	$13,022	$(15,383)
Depreciation and amortization(3)	2,800	2,890	11,336	12,685
Asset impairment(4)	—	26,514	—	26,514
Adjusted EBITDA	$8,288	$4,032	$24,358	$23,816

3)	Depreciation and amortization consists primarily of amortization of intangibles and software associated with acquired businesses.
4)	Noncash impairment charge recognized in fourth quarter 2019 relates to a portion of the goodwill, customer relationship intangible assets, and revenue equipment associated with the acquisition of truckload brokerage and truckload dedicated businesses within the ArcBest segment.

ARCBEST CORPORATION

OPERATING STATISTICS

	Three Months Ended			Year Ended
	December 31			December 31
	2020	2019	% Change	2020	2019	% Change

	(Unaudited)
Asset-Based

Workdays	61.5	61.5		253.0	251.5

Billed Revenue(1) / CWT	$35.76	$35.62	0.4%	$34.60	$35.44	(2.4)%

Billed Revenue(1) / Shipment	$458.71	$435.59	5.3%	$441.73	$435.60	1.4%

Shipments	1,206,783	1,173,949	2.8%	4,756,248	4,928,750	(3.5)%

Shipments / Day	19,622	19,089	2.8%	18,799	19,597	(4.1)%

Tonnage (Tons)	773,915	717,708	7.8%	3,035,834	3,028,974	0.2%

Tons / Day	12,584	11,670	7.8%	11,999	12,044	(0.4)%

Pounds / Shipment	1,283	1,223	4.9%	1,277	1,229	3.9%

Average Length of Haul (Miles)	1,097	1,032	6.3%	1,080	1,034	4.4%

1)	Revenue for undelivered freight is deferred for financial statement purposes in accordance with the Asset-Based segment revenue recognition policy. Billed revenue used for calculating revenue per hundredweight measurements has not been adjusted for the portion of revenue deferred for financial statement purposes.

	Year Over Year % Change
	Three Months Ended	Year Ended
	December 31, 2020	December 31, 2020

	(Unaudited)
ArcBest(2)

Revenue / Shipment	15.5%	4.9%

Shipments / Day	15.5%	(4.9%)

2)	Statistical data related to managed transportation solutions transactions are not included in the presentation of operating statistics for the ArcBest segment.

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